Exhibit 99.01

Press Release www.shire.com

Third quarter 2009 results date notification – October 30, 2009

October 22, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce third quarter 2009 earnings on Friday October 30, 2009.

Results press release will be issued at:	12:00 GMT / 08:00 ET
Conference call time:	14:00 GMT / 10:00 ET

Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the quarterly results presentation call at 14:00 GMT/10:00 ET.

The details of the conference call are as follows:

UK dial in:	0800 077 8492 or 01296 311 600
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 (0) 1296 311 600
Password/Conf ID:	891 799#
Live Webcast:	http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2

Replay:
A replay of the conference call will be available by phone for two weeks and on our website for 12 months.  For further information; please visit our Investor Relations’ website.
http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2.

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Ricki Greenwood (North America)	+1 484 595 8517

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX